UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNITED DEVELOPMENT FUNDING IV

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE VOTE TODAY

June 14, 2011

Dear Shareholder:

We would like to remind you of the upcoming United Development Funding IV 2011 Annual Meeting of Shareholders scheduled for June 23, 2011.

According to our records, we have NOT received your proxy vote for this meeting.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless shareholders holding at least 50% of our shares either attend the meeting or vote by proxy.  The Board of Trustees has unanimously recommended a vote “FOR ALL” of the nominees for election as trustees and “FOR” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699
Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.  Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card.

2. Vote by Internet
Please visit www.eproxy.com/udf and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy card.

3. Vote by Fax
Please fax your signed proxy ballot to 1-781-633-4434.

4. Vote with Live Representative
Please call 1-888-409-4187 and speak to a live representative to cast your vote.

If you have already voted, thank you for your response.  If you have any questions, please feel free to call us at 1-800-859-9338.

We appreciate your continued interest and support of the Company.

Sincerely,

United Development Funding IV